UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2023

SmartRent, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39991	85-4218526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8665 E. Hartford Drive, Suite 200 Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(844) 479-1555

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	SMRT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2023, SmartRent, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). Holders representing 147,629,491 votes of a total 199,353,955 outstanding as of the record date of March 27, 2023 were present at the Annual Meeting or by proxy. At the Annual Meeting, the stockholders voted on two proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2023. The voting result for each of the proposals are set forth below.

Proposal 1: Election of Directors.

Each of the following directors received the affirmative vote of a plurality of the votes cast at the Annual Meeting at which a quorum was present, and were elected for a three-year term expiring at the Company’s 2026 Annual Meeting or until their respective successors are duly elected and qualified as follows:

Nominee	For	Against	Abstained/Withheld	Broker Non-Votes
Robert Best	77,585,243	0	12,306,152	57,738,096
Bruce Strohm	76,800,086	0	13,091,309	57,738,096

Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 as follows:

For	Against	Abstained/Withheld
147,389,844	68,211	171,436

No other matters were submitted for stockholder action.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No. Description

104 Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2023

SMARTRENT, INC.

By:	/s/ Lucas Haldeman
Name:	Lucas Haldeman
Title:	Chief Executive Officer